EXHIBIT 32.2

CERTIFICATIONS OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ryan Polk, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of SideChannel, Inc. for the year ended September 30, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of SideChannel, Inc.

Dated: December 20, 2022	By:	/s/ Ryan Polk
Ryan Polk
Principal Financial Officer